Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of January 30, 2026 (the “Execution Date”) by and between AMGEN INC., a Delaware corporation with a principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320 USA (“Amgen”), and KYOWA KIRIN CO., LTD., a Japanese corporation with a principal place of business at 1-9-2 Otemachi, Chiyoda-ku, Tokyo, 100-0004 Japan (“KKC”). Amgen and KKC are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Amgen and KKC are parties to that certain License and Collaboration Agreement, dated as of June 1, 2021 (as may be amended from time to time, the “License and Collaboration Agreement”), relating to the research, development and commercialization of rocatinlimab (KHK4083/AMG 451, as further described below, the “Product”); and

WHEREAS, Amgen has determined to discontinue its participation in the collaboration for the Product and, in connection therewith, the Parties desire to terminate the License and Collaboration Agreement on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, concurrently herewith, the Parties are entering into a Transition Agreement (the “Transition Agreement”), to facilitate the transfer of and assumption by KKC of all activities relating to the Product worldwide, including all Development (including pharmacovigilance and safety matters), Manufacture, Medical Affairs Activities, regulatory activities and Commercialization, in each case on the terms and subject to the conditions set forth in the Transition Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

Section 1.   Definitions; Interpretation.

(a)   Certain Definitions. For purposes of this Agreement: (i) capitalized terms used and not otherwise defined herein are intended to have the meanings given to them in the License and Collaboration Agreement; and (ii) the following words and phrases shall have the following meanings:

“Action” means any action, charge, claim, litigation, suit, arbitration, mediation, hearing or other proceeding, in each case before or by any Governmental Authority, whether civil, criminal, administrative or otherwise at Law or in equity.

“Affiliate” means, with respect to a Party, any Person which controls, is controlled by or is under common control with such Party. For purposes of this definition only, “control” means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the securities entitled to be voted generally or in the election of directors of such Person, or by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amgen” has the meaning set forth in the preamble to this Agreement.

“Applicable Law” has the meaning set forth in the Transition Agreement.

“Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York U.S.A. or Tokyo, Japan, are authorized by Applicable Law to remain closed.

“Dispute” has the meaning set forth in Section 4(b)(ii).

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Governmental Authority” has the meaning set forth in the Transition Agreement.

“Government Shutdown” means any shutdown of the relevant agencies of the United States resulting from the lack of Congressional budget appropriations.

“Implementation Agreement” has the meaning set forth in the Transition Agreement.

“KKC” has the meaning set forth in the preamble to this Agreement.

“License and Collaboration Agreement” has the meaning set forth in the recitals to this Agreement.

“Order” means any outstanding order, write, injunction, ruling, award, judgement or decree of any Governmental Authority.

“Outside Date” has the meaning set forth in Section 3(c)(iii).

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” has the meaning set forth in the Transition Agreement.

“Product” has the meaning set forth in the recitals to this Agreement.

“Regulatory Conditions” has the meaning set forth in Section 3(b).

“Third Party” means a Person that is neither a Party nor an Affiliate of a Party.

“Transition Agreement” has the meaning set forth in the recitals to this Agreement.

“Transition Effective Date” means the first Business Day following the Execution Date (or such other date as the Parties may mutually agree upon in writing) on which all of the Regulatory Conditions are satisfied.

“Transition Services Agreement” has the meaning set forth in the Transition Agreement.

“Transition Transactions” means the transactions contemplated by this Agreement and the Transition Agreement to become effective as of, and contingent upon the occurrence of, the Transition Effective Date, in each case subject to the terms and conditions of this Agreement and the Transition Agreement.

“Tribunal” has the meaning set forth in Section 4(b)(ii)(1).

(b)   Construction. The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “or” is used in the inclusive sense (and/or). The word “will” shall be construed to have the same meaning and effect as the word “shall”. The Parties each acknowledge that they have had the advice of counsel with respect to this Agreement, that this Agreement has been jointly drafted, and that no rule of strict construction will be applied in the interpretation hereof. Unless the context requires otherwise: (i) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (ii) any reference to any Applicable Law herein will be construed as referring to such Applicable Law as from time to time enacted, repealed or amended; (iii) any reference herein to any person will be construed to include the person’s permitted successors and assigns; (iv) the words “herein”, “hereof’ and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (v) all references herein to Sections, Schedules or Exhibits, unless otherwise specifically provided, will be construed to refer to Sections, Schedules or Exhibits of this Agreement. This Agreement has been executed in English, and the English version of this Agreement will control. Unless otherwise agreed by the Parties, information shared under this Agreement shall be disclosed in the English language.

Section 2.   Termination of License and Collaboration Agreement.

(a)   Termination on Transition Effective Date.

(i)   Effective as of 12:01 a.m., New York City time, on the Transition Effective Date, and notwithstanding anything to the contrary in the License and Collaboration Agreement (including Section 15.2 thereof), the License and Collaboration Agreement is hereby terminated in its entirety by mutual agreement of the Parties subject to the terms and subject to the conditions set forth in this Agreement.

(ii)  For the avoidance of doubt: (A) such termination constitutes a “termination” of the License and Collaboration Agreement for purposes of Article XV (Term and Termination) (including Section 15.4 (Effect of Termination) and Section 15.5 (Additional Surviving Provisions)) thereof; and (B) notwithstanding the foregoing, each Party hereby irrevocably waives any right it may have with respect to a separate notice of termination of the License and Collaboration Agreement pursuant to Article XV thereof in respect of the matters addressed in this Agreement.

(b)   Effect of Termination; Surviving Provisions. As a result of the termination set forth in Section 2(a)(i) above, as of the Transition Effective Date, the License and Collaboration Agreement (including, without limitation, those provisions otherwise intended to survive in accordance with Section 15.4 (Effect of Termination) and Section 15.5 (Additional Surviving Provisions)) will be of no further force or effect except, in each case, as and solely to the extent implemented by this Agreement. Without limiting the foregoing, except as expressly set forth in this Agreement, the Transition Agreement, the Transition Services Agreement or any Implementation Agreement, or as required by Applicable Law, effective as of the Transition Effective Date: (i) each Party will have no further rights or obligations under the License and Collaboration Agreement with respect to the Product; (ii) KKC will have sole responsibility (at its sole cost) for all activities relating to the Product worldwide, including all Development (including pharmacovigilance and safety matters), Manufacture, Medical Affairs Activities, regulatory activities and Commercialization; and (iii) Amgen will have no obligation to perform any activities with respect to the Product following the Transition Effective Date.

Section 3.   HSR Act Filing; Effectiveness; Termination.

(a)   HSR Act Filing.

(i)   To the extent permitted by Applicable Law, each of Amgen and KKC shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any filings, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto in connection with proceedings under or relating to the HSR Act or any applicable foreign antitrust or competition-related legal requirement. Amgen and KKC shall cooperate fully with each other in connection with the making of all such filings, submissions or responses. Notwithstanding the foregoing and anything to the contrary contained in this Agreement, KKC shall control and lead (with prior notice to and consultation with Amgen, and taking Amgen’s views into account in good faith) all strategy, communications, submissions, presentations, and proposals relating to any proceedings under or relating to the HSR Act.

(ii)  Except as may be prohibited by any Governmental Authority of by any Applicable Law, each of Amgen and KKC shall notify the other promptly upon the receipt of: (A) any substantive communication from any official of any Governmental Authority in connection with any filing made pursuant to this Agreement; (B) knowledge of the commencement or threat of commencement of any legal proceeding before any Governmental Authority with respect to the transactions under this Agreement (and shall keep the other Party informed as to the status of any such legal proceeding or threat); and (C) any substantive request by any official of any Governmental Authority for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any legal requirement applicable to the transactions under this Agreement. In addition, except as may be prohibited by any Governmental Authority or by any Applicable Law each Party hereto will permit authorized representatives of the other Parties to be present at each substantive meeting or telephone call and to have access to and be consulted in connection with any substantive document, opinion or proposal made or submitted to any Governmental Authority in connection with such communication, request or proceeding.

(iii)  Subject to the terms and conditions of this Agreement, each of Amgen and KKC shall use its reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things reasonably necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) making all filings and submissions under the HSR Act, to the extent required, as promptly as practicable after the date hereof provided that in the event the Governmental Authority is not accepting such filings under the HSR Act the parties shall file as soon as reasonable practicable after the Governmental Authority is accepting filings and (ii) obtaining as promptly as practicable the termination of any waiting period under the HSR Act, if applicable.

(iv)  Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that: (i) neither Amgen nor KKC shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) neither Amgen nor KKC shall be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Amgen or KKC or any of their subsidiaries, or (B) the imposition of any limitation or regulation on the ability of Amgen or KKC to freely conduct their business or own such assets.

(b)   Effectiveness. This Agreement shall be effective as of the Execution Date; provided, however, that the respective obligations of each Party hereto to effect the Transition Transactions shall be subject to the satisfaction or waiver by each Party (where permitted by Applicable Law) at or prior to the Transition Effective Date, of each of the following conditions:

(i)   all applicable waiting periods (and any extension thereof) applicable to the Transition Transactions under the HSR Act shall have expired or been terminated;

(ii)  no Action or Order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction shall exist, and no Governmental Authority of competent jurisdiction shall have enacted any Applicable Law after the Effective Date that remains in effect (or would become effective upon the Transition Transactions occurring), in each case that would have or has the effect of prohibiting the consummation of the Transition Transactions or making the consummation of the Transition Transactions illegal; and

(iii)  no judicial or administrative proceeding opposing consummation of all or any part of the Transition Transactions shall be pending.

The conditions referenced in this Section 3(b) are collectively referred to herein as the “Regulatory Conditions”).

(c)   Termination. This Agreement may be terminated at any time prior to the Transition Effective Date:

(i)   by mutual written consent of Amgen and KKC;

(ii)  by Amgen, by written notice to KKC, if the Transition Effective Date has not occurred before April 1, 2026 (“Outside Date”); provided that either KKC or Amgen may extend the Outside Date for a period equal to the number of days any Government

Shutdown prevents satisfaction of Regulatory Conditions by April 1, 2026; further, provided, however, that (i) in no event shall the Outside Date be extended beyond June 1, 2026 unless mutually agreed by the Parties and (ii) if Amgen provides written notice to KKC to terminate this Agreement pursuant to this Section 3(c)(ii), then notwithstanding the terms of Section 15.2 of the License and Collaboration Agreement, Amgen shall thereafter have the right to terminate the License and Collaboration Agreement in its entirety effective immediately upon additional written notice to KKC (which additional written notice may be set forth in the initial termination notice itself), and upon such termination of the License and Collaboration Agreement, notwithstanding Section 15.4.2 of the License and Collaboration Agreement with respect to the effects of any termination otherwise set forth in Section 15.4.2 of the License and Collaboration Agreement, Amgen and KKC will discuss through the Service Representatives (as defined in the Transition Services Agreement), the JTC (as defined in the Transition Services Agreement) or otherwise the most efficient manner by which to implement an orderly wind-down of Services consistent with patient safety considerations and Applicable Law; or

(iii)  by KKC, by written notice to Amgen; provided, however, that if KKC provides written notice to Amgen to terminate this Agreement pursuant to this Section 3(c)(iii), then notwithstanding the terms of Section 15.2 of the License and Collaboration Agreement, Amgen shall thereafter have the right to terminate the License and Collaboration Agreement in its entirety effective immediately upon written notice to KKC, and upon such termination of the License and Collaboration Agreement, notwithstanding Section 15.4.2 of the License and Collaboration Agreement with respect to the effects of any termination otherwise set forth in Section 15.4.2 of the License and Collaboration Agreement, Amgen and KKC will discuss through the Service Representatives, the JTC or otherwise the most efficient manner by which to implement an orderly wind-down of Services consistent with patient safety considerations and Applicable Law.

(d)   In the event that this Agreement terminates in accordance with Section 3(c), this Agreement shall forthwith become void and there shall be no liability on the part of Amgen or KKC, in either case, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including negotiation and performance of this Agreement), in each case whether based on contract, tort or equity or otherwise, by or through any claim by or on behalf of a Party hereto or another Person or otherwise.

Section 4. Miscellaneous.

(a)   Headings. The headings contained in this Agreement are inserted for convenience of reference only and are not intended to be used in the interpretation of this Agreement.

(b)   Governing Law; Disputes.

(i)   This Agreement and its effect are subject to, and shall be construed and enforced in accordance with, the laws of the State of New York, U.S.A., without regard to its conflicts of laws.

(ii)  Any dispute, controversy, or claim arising under, out of, or in connection with this Agreement, including any question regarding the existence, validity, or termination of this Agreement (each, a “Dispute”), shall be referred to and finally settled under the Rules of Arbitration of the International Chamber of Commerce in effect at the time of submitting for arbitration, which rules are deemed to be incorporated by reference in this clause:

(1)   The arbitration tribunal (the “Tribunal”) shall consist of three (3) arbitrators who are experienced in the biopharmaceutical industry. Each Party shall designate one arbitrator, and the third arbitrator, who shall serve as chair of the Tribunal, shall be designated by the two party-appointed arbitrators in consultation with the Parties.

(2)   The seat of arbitration shall be New York, New York, and the arbitration proceedings shall be held in English.

(3)   The award of the Tribunal shall be final, and judgment upon such an award may be entered in any competent court, or application may be made to any competent court for juridical acceptance of such an award and order of enforcement.

(4)   The costs of the Tribunal shall be paid by the non-prevailing Party.

(5)   Neither Party or its Affiliates, nor any arbitrator, may disclose the existence, content, or results of any arbitration under this Agreement without the prior written consent of the applicable parties, unless and only to the extent such disclosure is necessary to confirm, vacate, or enforce the award or is otherwise required by Applicable Law.

(6)   The Tribunal shall not have the power to grant any award or remedy other than such awards or remedies that are available under the governing law set forth in Section 4(b)(i).

Notwithstanding anything contained in this Section 4(b), a Party or its Affiliate may seek interim or provisional relief or measures in any applicable courts and tribunals that may be necessary to protect the rights of a Party or its Affiliate pending the establishment of the Tribunal or pending the Tribunal’s determination of the merits of the controversy.

(c)   Entire Agreement. This Agreement, together with the Transition Agreement, the Implementation Agreements and the exhibits and the schedules hereto and thereto, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior discussions, correspondence, negotiations, agreement, understanding or arrangement relating to such subject matter.

(d)   Notices. Any notice required or permitted to be given by this Agreement will be in writing, in English, and will be delivered by hand, overnight courier with tracking capabilities, mailed postage prepaid by registered or certified mail, or confirmed facsimile addressed as set forth below unless changed by notice so given:

If to Amgen:	Amgen Inc. One Amgen Center Drive Thousand Oaks, California 91320-1799 United States Attention: Corporate Secretary Facsimile: [***]

If to KKC:	Kyowa Kirin Co., Ltd.

1-9-2 Otemachi, Chiyoda-ku, Tokyo, 100-0004 Japan Facsimile No. [***] Attn: Global Business Development Head, Director, Business Development Department

Any such notice will be deemed given on the date delivered. A Party may add, delete (so long as at least one person is remaining), or change the person or address to which notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 4(d).

(e)   Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Either Party to this Agreement may, only by an instrument in writing, waive compliance by the other Party to this Agreement with any term or provision of this Agreement on the part of such other Party to this Agreement to be performed or complied with. The waiver by any Party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

(f)   Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

(g)   Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party, without the prior written consent of the other Party, except that either Party may assign this Agreement (or any rights or obligations hereunder): (x) to an Affiliate of the assigning Party that has and will continue to have the resources and financial wherewithal to fully meet a Party’s obligations under this Agreement, provided that the assigning Party shall remain primarily liable hereunder notwithstanding any such assignment, or (y) to any other party who acquires all or substantially all of the business of the assigning Party by merger, sale of assets or otherwise, so long as the such Affiliate or other party agrees in writing to be bound by the terms of this Agreement. The assigning Party shall remain primarily liable hereunder notwithstanding any such assignment. Any attempted assignment in violation hereof shall be void.

(h)   Counterparts. This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument. Signature pages of this Agreement may be exchanged by facsimile or other electronic means without affecting the validity thereof.

(Signature page follows)

IN WITNESS WHEREOF, Amgen and KKC have duly executed this Agreement as of the date first written above.

AMGEN INC.

By:	/s/ Robert A. Bradway
	Name:	Robert A. Bradway
	Title:	Chairman of the Board, President & CEO

[Signature Page to Termination Agreement]

KYOWA KIRIN CO., LTD.

By:	/s/ Abdul Mullick, Ph.D.
Name: Abdul Mullick, Ph.D.
Title: President and Chief Operating Officer

[Signature Page to Termination Agreement]